Exhibit 99.2

Notice of Guaranteed Delivery

Star Gas Partners, L.P.

Star Gas Finance Company

Offer to Exchange

10¼% Series B Senior Notes Due 2013 for any and all

Outstanding 10¼% Series A Senior Notes Due 2013

As set forth in the Prospectus, dated                    , 2003 (as the same may be amended from time to time, the “Prospectus”), of Star Gas Partners, L.P. and Star Gas Finance Company (together, the “Issuers”), under the caption in the Prospectus entitled “The Exchange Offer—Procedures for Tendering Series A Notes—Guaranteed Delivery,” this form or one substantially equivalent hereto must be used to accept the Issuers’ offer to exchange (the “Exchange Offer”) new 10¼% Senior Notes due 2013 (the “Series B Notes”), which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for an equal principal amount of their outstanding 10¼% Senior Notes due 2013 (the “Series A Notes”), if (i) certificates representing the Series A Notes to be exchanged are not lost but are not immediately available, or (ii) time will not permit all required documents to reach the Exchange Agent prior to the Expiration Date. This form may be delivered by an eligible institution by mail or hand delivery or transmittal, via facsimile, to the Exchange Agent at its address set forth below not later than 5:00 p.m., New York City time, on                    , 2003. Capitalized terms used in this Notice of Guaranteed Delivery but not defined shall have the meanings ascribed to them in the Prospectus.

The Exchange Agent for the Exchange Offer is:

Union Bank of California, N.A.

By Mail:	By Facsimile:
Union Bank of California, N.A. Corporate Trust Department 120 South San Pedro Street Suite 410 Los Angeles, CA 90012	Union Bank of California, N.A. Corporate Trust Department Fax No. 213-972-5695

DELIVERY OR TRANSMISSION VIA FACSIMILE OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

Ladies and Gentlemen:

The undersigned hereby tender(s) for exchange to the Issuers, upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal, receipt of which is hereby acknowledged, the principal amount of the Series A Notes as set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption, “The Exchange Offer—Procedures for Tendering Series A Notes—Guaranteed Delivery.”

The undersigned understands and acknowledges that the Exchange Offer will expire at 5:00 p.m., New York City time, on                    , 2003, unless extended by the Issuers. With respect to the Exchange Offer, the term, “Expiration Date” means such time and date, or if the Exchange Offer is extended, the latest time and date to which the Exchange Offer is so extended by the Issuers.

All authority conferred in or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors and assigns, trustees in bankruptcy and other legal representatives of the undersigned.

SIGNATURES

Signature of Owner

Signature of Owner (if more than one)

Dated:                                     , 2003

Principal Amount of Series A Notes Exchanged:

$

Certificate Nos. of Series A Notes (if available)

Name(s):

(Please Print)

Address:

(Include Zip Code)

Area Code and

Telephone No.:

Capacity (full title),

if signing in a

representative capacity:

Employer Identification or

Social Security Number:

2

GUARANTEE

(NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a financial institution that is a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchanges Medallion Program, hereby guarantees that, within two business days from the date of this Notice of Guaranteed Delivery, a properly completed and duly executed Letter of Transmittal (or a facsimile thereof), together with certificates representing the Series A Notes tendered hereby in proper form for transfer (or confirmation of the book-entry transfer of such Series A Notes into the Exchange Agent’s account at the Depository Trust Company, pursuant to the procedure for book-entry transfer set forth in the Prospectus under the caption in the Prospectus entitled, “The Exchange Offer—Procedures for Tendering Series A Notes—Book-Entry Delivery Procedures,”) and any other required documents will be deposited by the undersigned with the Exchange Agent.

Name of Firm:

Address:	Name:

Title:

Area Code and Telephone No.: Date:

DO NOT SEND SERIES A NOTES WITH THIS FORM. ACTUAL SURRENDER OF SERIES A NOTES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, THE LETTER OF TRANSMITTAL.

3